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                                 Exhibit 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of Protection One, Inc.:

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Numbers 033-83494, 033-99220, 033-95702, 033-97542, 333-02828, 333-02892, 333-20245, 333-24493, 333-50383, 333-64021,
and 333-77295


Arthur Andersen LLP

Dallas, Texas
December 22, 1999